EXHIBIT 99.1

For Immediate Release	Media Contact:	Alisha Goff
503/627-7075
alisha.goff@tektronix.com

	Analyst Contact:	Paul Oldham
503/627-4027
paul.r.oldham@tektronix.com

Tektronix Reports Results for the Full Year
and Fourth Quarter of Fiscal 2005

Greater than 12% Sales Growth to Over $1 Billion and Pro
Forma Earnings Growth Above 35% for Fiscal Year

BEAVERTON, Ore., June 23, 2005 – Tektronix, Inc. (NYSE: TEK) today reported net sales of $1.035 billion and net earnings from continuing operations of $78.9 million or $0.89 per share for the fiscal year ended May 28, 2005. This compares with net sales of $920.6 million and net earnings from continuing operations of $118.2 million or $1.37 per share for the prior fiscal year. Excluding acquisition-related costs, business realignment and one-time items, net earnings from continuing operations was $126.9 million or $1.44 per share for the fiscal year ended May 28, 2005, as compared with $93.1 million or $1.08 per share for the prior fiscal year. Included in acquisition-related costs for the year ended May 28, 2005 are mostly non-cash expenses related to the acquisition of Inet Technologies, Inc., including the write-off of in-process R&D and amortization of acquisition-related items, and other acquisition-related expenses. Included in acquisition-related credits in the prior fiscal year are a non-cash gain resulting from the settlement of the historical defined benefit pension plan at the company’s subsidiary in Japan and a gain on sale of the headquarters property in Japan.

“This was a great year for Tektronix. Sales exceeded $1 billion and pro forma earnings grew over 35%,” said Rick Wills, Tektronix Chairman and CEO. “The Inet acquisition is yielding much stronger growth than we initially projected. We are excited about the opportunity we see in that business. In addition, the increased investments in engineering in the rest of the business over the last few years have enabled us to make great progress in new product development and contributed to our ability to take market share in several product categories. During the year, we strengthened the management team through internal promotions and external hiring and enhanced the quality and reach of our world-class distribution system.”

For the fourth quarter ended May 28, 2005, Tektronix reported net sales of $261.0 million and net earnings from continuing operations of $21.6 million or $0.25 per share. This compares with net

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Tektronix Fourth Quarter 2005 Results.../2

sales of $257.8 million and net earnings from continuing operations of $26.5 million or $0.31 per share for the same period last year. Excluding acquisition-related costs, business realignment and one-time items, net earnings from continuing operations were $27.4 million or $0.31 per share for the fourth quarter ended May 28, 2005, as compared with $29.1 million or $0.34 per share for the same period last year.

“A strong finish to the quarter enabled us to deliver solid orders and sales above the high end of our revised guidance, despite some mid-quarter softness in demand,” said Wills.

“Although down from last year, the Americas and the Pacific regions had their best quarter of the fiscal year for orders and we continue to see growth in Japan,” continued Wills. “Our two newest product categories are gaining traction with strong growth in the quarter and good progress in new product development.”

For the first quarter of fiscal 2006, the company expects net sales to be approximately $230 — $240 million. Earnings per share from continuing operations are expected to be between $0.20 and $0.26 before mostly non-cash costs related to the acquisition of Inet Technologies and other one-time costs. Assuming stable markets, normal seasonality and the strength of new products in the second half, the company expects the first quarter to represent the low point for the year in terms of both sales and earnings per share.

“As we move into our new fiscal year, the strength of the markets remains a question. We see evidence of softness in some markets and strength in others. However, we remain very encouraged by the progress we are making with respect to our new products. As a result of our significant increase in engineering investments, this should be one of the strongest years for new product introductions, with new product activity expected in all of our product categories,” concluded Wills.

Recent highlights include the following:

•	The TDS6000C, the world’s fastest real-time oscilloscope family, received the Ultimate Product Award from the readers of EE Times and eeProductCenter.

•	The U.S. Air Force awarded Tektronix a five-year requirements contract to supply digital oscilloscopes which will be used in the installation, maintenance and support of an array of electronic equipment and systems ranging from low-end radio systems to highly sophisticated radar and EW systems.

•	The purchase by a number of leading Chinese universities over several years of more than two thousand Tektronix TDS1000 and TDS2000 oscilloscopes which will be used to upgrade the research facilities of their engineering labs.

•	Tektronix announced new oscilloscope software and logic analyzer test solutions to facilitate development and implementation of advanced serial data standards such as Fully

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Tektronix Fourth Quarter 2005 Results.../3

Buffered DIMM (FB-DIMM) and PCI Express – high speed serial data standards that require robust test and validation.

•	Tektronix introduced several new products to support next-generation video technology including the MTS400 Series Compressed Video Test System which provides the highest performance analysis engine on the market along with real-time Video over IP monitoring, the addition of the VC-1 advanced compression video codec and upgrades to the WVR7100 Rasterizer which add Dolby® E and Dolby® Digital capabilities to meet audio quality demands.

•	The introduction of several significant logic analyzer products including the TLA7012 portable mainframe and TLA7016 benchtop mainframe which work in combination with automated features and an improved user interface. Tektronix also announced that it achieved market share leadership with just over 50% of logic analyzer sales worldwide in 2004.

•	Just after the end of the quarter, Tektronix acquired TDA Systems, a maker of time domain software tools for high speed serial data customers based in Lake Oswego, Oregon. The TDA Systems business will be integrated into Tektronix’ sampling oscilloscope product line.

In addition, today Tektronix declared a quarterly cash dividend of $0.06 per share on the outstanding common shares of the Company, payable on July 25, 2005 to shareholders of record as of the close of market on July 8, 2005.

Tektronix will be discussing its fourth quarter results and future guidance on a conference call today, beginning at 1:30 p.m. Pacific Daylight Time (PDT). A live Webcast of the conference call will be available at www.tektronix.com/ir. A replay of the Webcast will be available at the same Web site for one year.

Tektronix presents pro forma measures of net earnings and net earnings per share from continuing operations that exclude the effects of acquisition-related costs, business realignment costs and one-time items. The “Reconciliation of Pro Forma Measures to GAAP” reconciles the results of operations in accordance with generally accepted accounting principles (GAAP) to the pro forma results of operations. Tektronix presents pro forma results of operations to help readers differentiate the results of ongoing operating activity from results that include acquisition-related costs, business realignment costs and one-time items. Management of Tektronix uses these pro forma measures to evaluate the Company’s results of operations and for forecasting purposes.

Statements and information in this press release that relate to future events or results (including the Company’s statements and expectations regarding sales and earnings per share, market position and market growth opportunities, and the introduction of new products) are based on the Company’s current expectations. They constitute forward-looking statements subject to a number of risk factors, which could cause actual results to differ materially from those currently expected or desired. Those factors include: worldwide geopolitical and economic conditions; current and future business conditions in the electronics, communications, computer and advanced technologies industries, changes in order rates and customer cancellations, including changes in seasonal buying habits; competitive factors, including pricing pressures, loss of key employees, technological developments and new products offered by competitors; changes in product and sales mix, and the related effects on gross margins; the Company’s ability to deliver a timely flow of competitive new products, and market acceptance of these products; the availability of parts and supplies from third-party suppliers on a timely basis and at reasonable prices; risks associated

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Tektronix Fourth Quarter 2005 Results.../4

with compliance with the “Restriction of Hazardous Substances” worldwide regulatory provisions, including the associated conversion of current and future product designs and manufacturing processes to procure and/or produce lead free products; inventory risks due to changes in market demand or the Company’s business strategies; changes in effective tax rates; currency fluctuations; the ability to develop effective sales channels; and risks associated with the integration of Inet Technologies including realization of expected growth opportunities. Further information on factors that could cause actual results to differ from those anticipated is included in filings made by the Company from time to time with the Securities and Exchange Commission, including but not limited to annual reports on Form 10-K and the quarterly reports on Form 10-Q.

About Tektronix
Tektronix, Inc. is a test, measurement, and monitoring company providing measurement solutions to the communications, computer, and semiconductor industries worldwide. With more than 55 years of experience, Tektronix enables its customers to design, build, deploy, and manage next-generation global communications networks and advanced technologies. Headquartered in Beaverton, Oregon, Tektronix has operations in 20 countries worldwide. Tektronix’ Web address is www.tektronix.com.

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Tektronix Fourth Quarter 2005 Results/5

Consolidated Statements of Operations

	Quarter Ended		Fiscal Year Ended
	May 28,	May 29,	May 28,	May 29,
(In thousands, except per share amounts)	2005	2004	2005	2004

Net sales	$261,029	$257,755	$1,034,654	$920,620

Cost of sales	104,481	106,837	415,878	397,577

Gross profit	156,548	150,918	618,776	523,043

Research and development expenses	44,637	37,109	163,474	130,386

Selling, general and administrative expenses	80,789	77,640	300,925	277,993

Business realignment costs	435	2,715	3,100	22,765

Acquisition related costs (credits), net	3,235	1,374	41,553	(51,025)

Loss (gain) on disposition of assets, net	(620)	393	(1,700)	1,134

Operating income	28,072	31,687	111,424	141,790

Interest income	3,980	5,325	17,144	21,565

Interest expense	(289)	(227)	(820)	(2,208)

Other non-operating income (expense), net	(1,695)	(553)	(3,564)	6,165

Earnings before taxes	30,068	36,232	124,184	167,312

Income tax expense	8,495	9,763	45,333	49,087

Net earnings from continuing operations	21,573	26,469	78,851	118,225

Gain (loss) from discontinued operations, net of income taxes	(372)	(350)	2,745	(2,130)

Net earnings	$21,201	$26,119	$81,596	$116,095

Earnings (loss) per share:
Continuing operations — basic	$0.25	$0.31	$0.91	$1.40
Continuing operations — diluted	$0.25	$0.31	$0.89	$1.37

Discontinued operations — basic	$—	$—	$0.03	$(0.03)
Discontinued operations — diluted	$—	$—	$0.03	$(0.02)

Net earnings — basic	$0.24	$0.31	$0.94	$1.37
Net earnings — diluted	$0.24	$0.30	$0.93	$1.35

Weighted average shares outstanding:
Basic	87,103	84,707	86,803	84,720
Diluted	87,840	86,277	88,151	86,038

Cash dividend declared per share	$0.06	$0.04	$0.22	$0.12

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Tektronix Fourth Quarter 2005 Results/6

Consolidated Balance Sheets

(In thousands)	May 28, 2005	May 29, 2004

ASSETS
Current assets:
Cash and cash equivalents	$131,640	$149,011
Short-term marketable investments	120,881	90,956
Trade accounts receivable, net	155,332	133,150
Inventories	131,096	102,101
Other current assets	65,832	69,812

Total current assets	604,781	545,030

Property, plant and equipment, net	120,546	105,310
Long-term marketable investments	226,892	463,878
Deferred tax assets	56,821	105,886
Goodwill, net	301,673	79,774
Other long-term assets	135,285	30,825

Total assets	$1,445,998	$1,330,703

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$100,713	$134,048
Accrued compensation	78,938	89,212
Deferred revenue	57,509	25,247

Total current liabilities	237,160	248,507

Long-term liabilities	223,015	211,616

Shareholders’ equity:
Common stock	501,886	257,267
Retained earnings	639,720	748,381
Accumulated other comprehensive loss	(155,783)	(135,068)

Total shareholders’ equity	985,823	870,580

Total liabilities and shareholders’ equity	$1,445,998	$1,330,703

Shares outstanding	85,144	84,179

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Tektronix Fourth Quarter 2005 Results /7
Selected Additional Financial Data

		Quarter Ended			Fiscal Year Ended
(Dollars in thousands,	%	May 28,	May 29,	%	May 28,	May 29,
except per share amounts)	Growth	2005	2004	Growth	2005	2004

Product Orders and Sales Data:

Orders	(8)%	$240,784	$260,802	1%	$921,077	$907,757
U.S.	(25)%	89,199	118,158	(16)%	312,661	374,094
International	6%	151,585	142,644	14%	608,416	533,663
Total — excluding Rohde and Schwarz & Inet	(5)%	214,326	224,885	4%	840,432	811,581

Net Sales	1%	$261,029	$257,755	12%	$1,034,654	$920,620
U.S.	(14)%	96,616	112,774	2%	392,755	386,369
International	13%	164,413	144,981	20%	641,899	534,251
Total — excluding Rohde and Schwarz & Inet	(2)%	225,020	229,005	11%	926,975	833,333

Book to Bill Ratio Calculation:

Product Orders		$240,784	$260,802		$921,077	$907,757
Product Sales		$239,557	$238,855		$951,945	$853,287
Book to Bill ratio		1.01	1.09		0.97	1.06

Reconciliation of Pro Forma Measures to GAAP:

Net earnings from continuing operations — GAAP		$21,573	$26,469		$78,851	$118,225
Effect of :
Acquisition related items reported in cost of sales		5,557	—		14,774	—
Acquisition related items reported in operating expenses		3,235	1,374		41,553	(51,025)
Business realignment costs		435	2,715		3,100	22,765
Loss (gain) on sale of corporate equity securities		—	3		—	(7,290)
Gain on sale of Nevada City property		—	—		(2,161)	—
Tax effect of above items		(3,430)	(1,463)		(9,217)	10,430

Net earnings from continuing operations — Pro Forma		$27,370	$29,098		$126,900	$93,105

Diluted earnings per share — Pro Forma		$0.31	$0.34		$1.44	$1.08

Income Statement Items as a Percentage of Net Sales:

Cost of sales		40%	41%		40%	43%
Research and development expenses		17%	14%		16%	14%
Selling, general and administrative expenses		31%	30%		29%	30%
Business realignment costs		0%	1%		0%	2%
Acquisition related costs (credits), net		1%	1%		4%	(6)%
Loss (gain) on disposition of assets, net		0%	0%		0%	0%
Operating income		11%	12%		11%	15%

Capital Expenditures and Depreciation:

Capital expenditures		$11,323	$5,099		$32,464	$19,940
Depreciation and amortization expense		$7,644	$8,799		$29,157	$29,751

	Quarter Ended	Year Ended
	May 28, 2005	May 29, 2004

Balance Sheet:

Cash and Marketable Investments:
Cash and cash equivalents	$131,640	$149,011
Short-term marketable investments	120,881	90,956
Long-term marketable investments	226,892	463,878

Cash and Marketable Investments	$479,413	$703,845

Accounts receivable as a percentage of net sales	15.0%	12.7%
Days sales outstanding	54.2	52.6
Average days sales outstanding	54.7	46.2

Inventory as a percentage of net sales	12.5%	10.6%
Inventory turns	3.2	4.1

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Tektronix Fourth Quarter 2005 Results /8

Discontinued Operations

	Quarter Ended		Fiscal Year Ended
	May 28,	May 29,	May 28,	May 29,
(In thousands)	2005	2004	2005	2004

Loss on sale of VideoTele.com (less applicable income tax benefit of $1, $32, $13 and $48)	$(1)	$(61)	$(23)	$(89)

Loss on sale of optical parametric test business (less applicable income tax benefit of $18, $81, $113 and $195)	(36)	(150)	(212)	(363)

Loss on sale of Gage (less applicable income tax benefit of $79, $76, $182 and $692)	(144)	(139)	(337)	(1,284)

Loss from operations of Gage (less applicable income tax benefit of $0, $0, $0 and $212)	—	—	—	(394)

Gain (loss) on sale of Color Printing and Imaging (less applicable income tax expense (benefit) of $(103), $0, $1,786 and $0)	(191)	—	3,317	—

Gain (loss) from discontinued operations, net of income taxes	$(372)	$(350)	$2,745	$(2,130)

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Tektronix Fourth Quarter 2005 Results/9
Reconciliation of Pro Forma Measures to GAAP

	Quarter Ended					Quarter Ended
(In thousands, except per share amounts)	May 28, 2005					May 29, 2004
		Adjustments					Adjustments
	GAAP	Inet	Other		Pro Forma	GAAP		Pro Forma

Net sales	$261,029	—	—		$261,029	$257,755	—	$257,755
Cost of sales	104,481	(5,557)	—	(A)	98,924	106,837	—	106,837

Gross profit	156,548	5,557	—		162,105	150,918	—	150,918
Gross margin	60.0%				62.1%	58.6%		58.6%
Research and development expenses	44,637	—	—		44,637	37,109	—	37,109
Selling, general and administrative expenses	80,789	—	—		80,789	77,640	—	77,640
Business realignment costs	435	(328)	(107)		—	2,715	(2,715)	—

Acquisition related costs:
Write-off of IPR&D	—	—	—		—	—	—	—
Amortization of acquired intangible assets	1,280	(1,280)	—		—	—	—	—
Amortization of stock option compensation	274	(274)	—		—	—	—	—
Transition expenses	1,681	(685)	(996)		—	1,358	(1,358)	—
Net loss on assets held for sale	—	—	—		—	16	(16)	—

Total acquisition related costs	3,235	(2,239)	(996)		—	1,374	(1,374)	—

Loss (gain) on disposition of assets	(620)	—	—		(620)	393	—	393

Operating income	28,072	8,124	1,103		37,299	31,687	4,089	35,776
Operating margin	10.8%				14.3%	12.3%		13.9%
Other income, net	1,996	—	—		1,996	4,545	3	4,548

Earnings before taxes	30,068	8,124	1,103		39,295	36,232	4,092	40,324
Income tax expense	8,495	3,099	331		11,925	9,763	1,463	11,226

Net earnings from continuing operations	$21,573	5,025	772		$27,370	$26,469	2,629	$29,098
Earnings per share — diluted	$0.25				$0.31	$0.31		$0.34
Weighted average shares outstanding — diluted	87,840				87,840	86,277		86,277

	Fiscal Year Ended					Fiscal Year Ended
	May 28, 2005					May 29, 2004
		Adjustments					Adjustments
	GAAP	Inet	Other		Pro Forma	GAAP			Pro Forma

Net sales	$1,034,654	—	—		$1,034,654	$920,620	—		$920,620
Cost of sales	415,878	(14,774)	—	(A)	401,104	397,577	—		397,577

Gross profit	618,776	14,774	—		633,550	523,043	—		523,043
Gross margin	59.8%				61.2%	56.8%			56.8%
Research and development expenses	163,474	—	—		163,474	130,386	—		130,386
Selling, general and administrative expenses	300,925	—	—		300,925	277,993	—		277,993
Business realignment costs	3,100	(328)	(2,772)		—	22,765	(22,765)		—

Acquisition related costs (credits):
Write-off of IPR&D	32,237	(32,237)	—		—	—	—		—
Amortization of acquired intangible assets	3,414	(3,414)	—		—	—	—		—
Amortization of stock option compensation	785	(785)	—		—	—	—		—
Transition expenses	5,117	(2,224)	(2,893)		—	4,962	(4,962)		—
Net gain on assets held for sale	—	—	—		—	(19,246)	19,246	(C)	—
Japan pension gain	—	—	—		—	(36,741)	36,741		—

Total acquisition related costs (credits)	41,553	(38,660)	(2,893)		—	(51,025)	51,025		—

Loss (gain) on disposition of assets	(1,700)	—	2,161	(B)	461	1,134	—		1,134

Operating income	111,424	53,762	3,504		168,690	141,790	(28,260)		113,530
Operating margin	10.8%				16.3%	15.4%			12.3%
Other income, net	12,760	—	—		12,760	25,522	(7,290	)(D)	18,232

Earnings before taxes	124,184	53,762	3,504		181,450	167,312	(35,550)		131,762
Income tax expense	45,333	8,165	1,052		54,550	49,087	(10,430)		38,657

Net earnings from continuing operations	$78,851	45,597	2,452		$126,900	$118,225	(25,120)		$93,105
Earnings per share — diluted	$0.89				$1.44	$1.37			$1.08
Weighted average shares outstanding — diluted	88,151				88,151	86,038			86,038

(A)	Amortization of acquired intangible assets and non-cash expense for Inet inventory step up adjustment to fair value
(B)	Gain on sale of Nevada City property
(C)	Gain on sale of Japan headquarters building
(D)	Gain on sale of Merix Corporation common stock

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